                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) FEBRUARY 3, 2003


                            REGAL ENTERTAINMENT GROUP
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         DELAWARE                   001-31315                    02-0556934
----------------------------       ------------             --------------------
(State or Other Jurisdiction       (Commission                  (IRS Employer
    of Incorporation)              File Number)              Identification No.)


9110 EAST NICHOLS AVENUE, SUITE 200, CENTENNIAL, CO                        80112
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)


        Registrant's telephone number, including area code 303-792-3600


                                       N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 9. REGULATION FD DISCLOSURE.

     On February 3, 2003, in connection with its release of its unaudited results of operations the quarter and year ended December 26, 2002, Regal Entertainment Group ("Regal") also announced that it had entered into a definitive stock purchase agreement relating to the acquisition of Hoyts Cinemas Corporation and that the Board of Directors of Regal had declared a regular quarterly dividend. The text of Regal's press release is set forth below.

--------------------------------------------------------------------------------
 REGAL ENTERTAINMENT GROUP REPORTS RESULTS FOR YEAR END AND FOURTH QUARTER 2002,
  SIGNS DEFINITIVE STOCK PURCHASE AGREEMENT TO ACQUIRE CERTAIN ASSETS OF HOYTS
     CINEMAS CORPORATION AND DECLARES QUARTERLY DIVIDEND OF $0.15 PER SHARE

Knoxville, Tennessee - February 4, 2003 -- Regal Entertainment Group (NYSE:
RGC), a leading motion picture exhibitor owning and operating the largest theatre circuit in the United States under the Regal Cinemas, United Artists Theatres and Edwards Theatres brands and its media company, Regal CineMedia, today announced year end and fourth quarter 2002 results on both a combined historical and pro forma combined basis as described herein, the definitive stock purchase agreement to acquire certain assets of Hoyts Cinemas Corporation and declared a quarterly dividend of $0.15 per share.

Pro forma combined revenue for the quarter ended December 26, 2002 totaled $547.3 million, a 9.1% increase over the fourth quarter of 2001. Pro forma combined net income increased 119% to $31.7 million in the fourth quarter of 2002 compared to $14.5 million in the comparable quarter of 2001 and pro forma combined earnings per diluted share, excluding merger and restructuring expenses (net of related tax effect), increased 118% to $0.24 for the fourth quarter of 2002 compared to $0.11 during the fourth quarter of 2001. Pro forma combined earnings before interest, taxes, depreciation & amortization (EBITDA) and before merger and restructuring expenses(1) increased 23.2% to $107.8 million and represented a pro forma EBITDA margin of 19.7%.

Pro forma combined revenue for fiscal 2002 totaled $2,266.4 million, a 12.6% increase over fiscal 2001. Pro forma combined net income increased 167% to $150.2 million in fiscal 2002 compared to $56.3 million in fiscal 2001 and pro forma combined earnings per diluted share, excluding merger and restructuring expenses (net of related tax effect), increased 190% to $1.19 in fiscal 2002 compared to $0.41 during fiscal 2001. Pro forma combined earnings before interest, taxes, depreciation & amortization (EBITDA) and before merger and restructuring expenses (1) increased 37.1% to $481.1 million and represented a pro forma EBITDA margin of 21.2%.

Combined historical revenue for the quarter ended December 26, 2002 totaled $547.3 million compared to $240.3 million in the comparable quarter of 2001. Combined historical net income for the fourth quarter of 2002 was $31.7 million compared to $6.8 million in the comparable quarter of 2001 and combined historical earnings per diluted share for the fourth quarter of 2002 were $0.23 compared to $0.27 during the comparable quarter of 2001. The historical combined operating results for the 2001 period reflect the operations of United Artists Theatre Group and Edwards Theatres and exclude the operating results of Regal Cinemas (see note 2). Amounts attributable to equity interests owned by other parties are reflected as minority interest.

Combined historical revenue for fiscal 2002 totaled $2,140.2 million compared to $556.9 million in fiscal 2001. Combined historical net income for fiscal 2002 was $89.0 million compared to $4.9 million in fiscal 2001 and combined historical earnings per diluted share for fiscal 2002 were $0.79 compared to $0.28 during fiscal 2001. The historical combined operating results for the 2001 periods reflect the operations of United Artists Theatre Group and Edwards Theatres and exclude the operating results of Regal Cinemas (see note 2). Amounts attributable to equity interests owned by other parties are reflected as minority interest.

Regal also today announced that it has entered into a definitive stock purchase agreement pursuant to which Regal will acquire certain assets of Hoyts Cinemas Corporation for a combination of cash and stock valued at approximately $200 million and the assumption of certain capital leases. Regal expects to acquire 52 of the 97 Hoyts theatres representing 554 screens. The proposed acquisition will enhance Regal's presence in the Northeast United States and provide Regal with representation in the Boston designated market area (DMA), the only top 10 DMA where the Company had no theatres. The theatres involved in the proposed acquisition comprise approximately 60% of Hoyts' screens and generate in excess of 80% of Hoyts' cash flow. Regal expects the transaction to close during the first half of 2003.

Regal's Board of Directors also today declared a cash dividend of $0.15 per Class A and Class B common share, payable on March 14, 2003, to stockholders of record on February 25, 2003. The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors depending on available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows as well as other relevant factors.

"Fiscal 2002 was a blockbuster year for Regal," stated Mike Campbell, CEO of Regal Entertainment Group's theatre operations and Co-CEO of Regal Entertainment Group. "We have proven our ability to combine solid industry fundamentals with industry leading theatre operations to produce exciting growth opportunities, strong free cash flow and a dividend to shareholders. While comparisons to a record 2002 will be challenging, we expect our existing business model coupled with the proposed acquisition of Hoyts will allow us to achieve additional synergies, generate significant free cash flow for our business and continue to provide a dividend for our investors" Campbell continued.

During the fourth quarter, Regal CineMedia ("RCM"), a subsidiary of Regal Entertainment Group, was primarily focused on the launch of the digital pre-show program. At year end, the digital content network had been expanded to include approximately 2,000 screens and 575 plasma screens representing theatres in 15 designated market areas, including nine of the top 10 markets. Regal CineMedia entered into two pre-show programming and marketing relationships during the fourth quarter, The National Broadcasting Company (NBC) and Turner Broadcasting Systems, Inc. (TBS) and just recently entered into two similar relationships with, Vivendi Universal Entertainment (VUE) and Convex, owner of the "How Stuff Works" publishing brand. Kurt Hall, Chief Executive Officer of Regal CineMedia and Co-CEO of Regal Entertainment Group stated, "We have made significant progress in creating new revenue and cash flow sources for Regal Entertainment Group and look forward to continuing the positive momentum that our digital network is generating for the Regal CineMedia businesses during 2003."

FORWARD-LOOKING STATEMENTS:

This press release includes "forward-looking statements" within the meaning of
Section 26A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included herein may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed in the risk factors contained in the Company's prospectus dated May 8, 2002. All forward-looking statements are expressly qualified in their entirety by such factors.

CONFERENCE CALL:

Regal Entertainment Group management will conduct a conference call to discuss fourth quarter 2002 results on February 4, 2003 at 9:30AM Eastern Time. Interested parties can listen to the call live on the Internet through the investor relations section of the Company's Web site: WWW.REGALCINEMAS.COM, or by dialing (888) 462-4030 (Domestic) and (706) 643-3791 (International). Please dial in to the call at least 5 - 10 minutes prior to the start of the call or go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software. When prompted, ask for either the Regal Entertainment Group conference call or conference #6339249. A replay of the call will be available beginning approximately two hours following the call. Those interested in listening to the replay of the conference call should dial 800-642-1687 (Domestic) and (706) 645-9291 (International) and enter the conference ID #6339249.

ABOUT REGAL ENTERTAINMENT GROUP

Regal Entertainment Group (NYSE: RGC) is the largest motion picture exhibitor in the world. The Company's theatre circuit, comprising Regal Cinemas, United Artists Theatres and Edwards Theatres, operates 5,663 screens in 524 locations in 36 states. This geographically diverse circuit represents over 20% of domestic box office receipts and includes theatres in 41 of the top 50 U.S. Designated Market Areas as well as prime locations in growing suburban markets. We believe that the size, reach and quality of the Company's theatre circuit provides its patrons with a convenient and exceptional movie-going experience.

Regal CineMedia is a wholly owned subsidiary of Regal Entertainment Group focusing on the expansion and development of advertising and new uses for REG's theatre assets, while at the same time enhancing the movie-going experience. The Regal CineMedia marketing, sales and advertising group develops in-theatre advertising and promotions and digital out-of-home advertising via video screens in fast service restaurants. Regal CineMedia operates other divisions that focus on meetings and special productions in a theatre environment, including the presentation of live sports and entertainment events, as well as the sale of group tickets and gift certificates.

Additional information is available on the Company's Web site at WWW.REGALCINEMAS.COM or WWW.REGALCINEMEDIA.COM.

                                      # # #

FINANCIAL CONTACTS:                         MEDIA CONTACT:

   DON DE LARIA                                DICK WESTERLING

   REGAL ENTERTAINMENT GROUP                   REGAL ENTERTAINMENT GROUP

   VICE PRESIDENT - INVESTOR RELATIONS         SENIOR VICE PRESIDENT - MARKETING

   865-925-9685                                865-925-9539

   DON.DELARIA@REGALCINEMAS.COM                DICK.WESTERLING@REGALCINEMAS.COM

COMBINED HISTORICAL STATEMENTS OF OPERATIONS
FOR THE FISCAL QUARTERS AND YEARS ENDED 12/26/02 AND 1/3/02(2)
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)



                                                   Quarter         Quarter         Fiscal Year     Fiscal Year
                                                   Ended           Ended             Ended           Ended
                                                Dec. 26, 2002   Jan. 3, 2002      Dec. 26, 2002   Jan. 3, 2002
                                                -------------   ------------      -------------   ------------
Revenues:
     Admissions                                  $    370.8       $    165.4       $   1,453.7     $    382.5
     Concessions                                      143.8             65.4             588.3          153.3
     Other operating revenues                          32.7              9.5              98.2           21.1
                                                 ----------       ----------       -----------      ---------
         Total revenues                               547.3            240.3           2,140.2          556.9

Operating expenses:
     Film and advertising                             204.0             91.9             790.3          212.9
     Cost of concessions                               21.3              8.2              84.4           18.1
     Other operating expenses                         199.4             92.5             757.1          227.5
     General and administrative expenses               14.8             10.2              65.1           21.4
     Merger and restructuring expenses                  2.4             (0.5)             18.9           --
     Depreciation and amortization                     35.9             17.8             134.4           42.6
     Loss on disposal and impairment
          of operating assets                           3.0              1.1               6.4            0.3
                                                 ----------       ----------       -----------      ---------
Operating income                                       66.5             19.1             283.6           34.1

Interest expense, net                                  14.9              8.0              61.7           21.4
Minority interest in earnings of
    consolidated subsidiaries                          (1.2)            (0.8)             13.4           (0.4)
Other expense (income), net                            (0.1)             1.6              --              4.6
                                                 ----------       ----------       -----------      ---------
Income before income taxes
    and extraordinary item                             52.9             10.3             208.5            8.5
Provision for income taxes                             21.2              3.5              89.8            3.6
                                                 ----------       ----------       -----------      ---------
Income before extraordinary item                       31.7              6.8             118.7            4.9
Extraordinary item                                     --               --                 1.5           --
                                                 ----------       ----------       -----------      ---------
Net income                                             31.7              6.8             117.2            4.9
Loss on redemption of preferred stock                    --             --               (28.2)          --
                                                 ----------       ----------       -----------       --------
Net income available to common shareholders      $     31.7       $      6.8       $      89.0       $    4.9
                                                 ==========       ==========       ===========       ========
Diluted earnings per share                       $     0.23       $     0.27       $      0.79       $   0.28
Weighted average number of diluted shares
    outstanding (thousands)                         136,933         25,503           112,284         17,368


REGAL ENTERTAINMENT GROUP
COMBINED HISTORICAL SUMMARY BALANCE SHEET INFORMATION(2)
(DOLLARS IN MILLIONS)

                                             As of                      As of
                                        December 26, 2002          January 3, 2002
                                        -----------------          ---------------
Cash and cash equivalents                  $    276.0                $     68.0
Total assets                                  2,351.3                   1,122.7
Total debt                                      678.4                     438.9
Stockholders' equity                          1,270.7                     383.0

REGAL ENTERTAINMENT GROUP
PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE FISCAL QUARTERS AND YEARS ENDED 12/26/02 AND 12/27/01
(DOLLARS IN MILLIONS, EXCEPT OPERATING AND PER SHARE DATA)


                                                                 Quarter           Quarter         Fiscal Year        Fiscal Year
                                                                  Ended             Ended             Ended             Ended
                                                              Dec. 26, 2002     Dec. 27, 2001     Dec. 26, 2002      Dec. 27, 2001
                                                              -------------     -------------     -------------      -------------
Revenues:
     Admissions                                               $       370.8     $       342.0     $    1,541.5      $    1,390.6
     Concessions                                                      143.8             136.4            622.8             547.6
     Other operating revenues                                          32.7              23.2            102.1              75.3
                                                              -------------     -------------      -----------       -----------
         Total revenues                                               547.3             501.6          2,266.4           2,013.5

Operating expenses:
     Film and advertising                                             204.0             195.4            833.8             763.1
     Cost of concessions                                               21.3              20.8             88.9              81.8
     Rent expense                                                      64.1              60.6            255.1             245.8
     Other operating expenses                                         135.3             120.4            540.7             505.5
                                                              -------------     -------------      -----------       -----------
         Total operating expenses                                     424.7             397.2          1,718.5           1,596.2

General and administrative expenses                                    14.8              16.9             66.8              66.5
Merger and restructuring expenses                                       2.4              --               21.8              --
Depreciation and amortization                                          35.9              38.3            141.6             145.8
Loss on disposal and
     impairment of operating assets                                     3.0               9.4              7.0              49.7
                                                              -------------     -------------      -----------       -----------
Operating income                                                       66.5              39.8            310.7             155.3

Interest expense, net                                                  14.9              15.2             60.3              60.8
Other expense (income), net                                            (1.3)              0.4             (1.1)              1.6
                                                              -------------     -------------      -----------       -----------
Income before income taxes                                             52.9              24.2            251.5              92.9
Provision for income taxes                                             21.2               9.7            101.3              36.6
                                                              -------------     -------------      -----------       -----------
Net income                                                    $        31.7     $        14.5      $     150.2       $      56.3
                                                              =============     =============      ===========       ===========

Diluted earnings per share                                    $       0.23      $        0.11      $      1.10       $      0.41
Diluted earnings per share, excluding merger and
    restructuring expenses, net of related tax effect         $       0.24      $        0.11      $      1.19       $      0.41

Weighted average number of diluted
    shares (thousands):                                            136,933            136,069          136,509           136,069

EBITDA(1)                                                     $      105.4      $        87.5      $     459.3       $     350.8
EBITDA excluding merger
    and restructuring expenses(1)                             $      107.8      $        87.5      $     481.1       $     350.8

Operating Data:
     Theatres at period end                                            524                556
     Screens at period end                                           5,663              5,876
     Average screens per theatre                                      10.8               10.6
     Attendance (in thousands)                                      59,968             57,825
     Average ticket price                                     $       6.18      $        5.91
     Average concessions per patron                           $       2.40      $        2.36

(1) EBITDA represents operating income before depreciation and amortization expense, loss on disposal and impairment of operating assets, and merger and restructuring expenses. We have included EBITDA in this data because we believe it to be a measure commonly used by investors to analyze and compare companies in our industry. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered in isolation or construed as a substitute for net income or other operations data or cash flow data prepared in accordance with generally accepted accounting principles for purposes of analyzing our profitability or liquidity. In addition, not all funds depicted by EBITDA are available for management's discretionary use. For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company's prospectus dated May 8, 2002. EBITDA, as we calculate it, may not be comparable to similarly titled measures reported by other companies.

(2) REGAL ENTERTAINMENT GROUP'S HISTORICAL COMBINED OPERATING RESULTS FOR THE 2002 PERIOD INCLUDE THE RESULTS OF OPERATIONS FOR REGAL CINEMAS CORPORATION FOR ALL PERIODS SUBSEQUENT TO JANUARY 29, 2002 AND INCLUDE THE RESULTS OF OPERATIONS FOR UNITED ARTISTS THEATRE GROUP AND EDWARDS THEATRES FOR ALL PERIODS. THE HISTORICAL COMBINED OPERATING RESULTS FOR THE 2001 PERIODS REFLECT THE OPERATIONS OF UNITED ARTISTS THEATRE GROUP AND EDWARDS THEATRES AND EXCLUDE THE OPERATING RESULTS OF REGAL CINEMAS. DURING 2002, REGAL ENTERTAINMENT GROUP ADOPTED THE FISCAL YEAR END OF REGAL CINEMAS. AS A RESULT, THE HISTORICAL COMBINED RESULTS OF OPERATIONS FOR THE 2001 FISCAL YEAR REFLECT A FISCAL YEAR END OF JANUARY 3, 2002 AND THE PRO FORMA COMBINED RESULTS OF OPERATIONS FOR THE 2001 FISCAL YEAR REFLECT A FISCAL YEAR END OF DECEMBER 27, 2001. AMOUNTS ATTRIBUTABLE TO EQUITY INTERESTS OWNED BY OTHER PARTIES ARE REFLECTED AS MINORITY INTEREST.

PRO FORMA RESULTS

We have presented unaudited pro forma combined results of operations for the three month and twelve month periods ended December 26, 2002 and December 27, 2001 because (i) our combined historical results do not include a full twelve months of operating results for Regal Cinemas Corporation or United Artists Theatre Group for the twelve months ended December 26, 2002, (ii) our combined historical results do not include a full three months or full twelve months of operating results for Regal Cinemas Corporation, Edwards Theatres or United Artists for the three month period or twelve month period ended December 27, 2001, and (iii) our capital structure changed significantly during the Company's quarter ended June 27, 2002. We believe the unaudited pro forma combined results of operations presented herein are more useful in understanding our current operations.

Regal Entertainment Group's unaudited pro forma combined results of operations assumes (i) a full three months and a full twelve months of operating results for all subsidiaries, (ii) the contribution by Anschutz and the exchange by several minority shareholders of their equity interests in our subsidiaries,
(iii) the issuance of $150 million of indebtedness and the repayment of Edwards Theatres indebtedness and the redemption of preferred stock and (iv) the effects of the Company's initial public offering. Such information is presented for comparative purposes only and does not purport to represent what our results of operations would actually have been had these transactions occurred on the date indicated or to project our results of operations for any future period or date. The basis for the Company's pro forma results is detailed in its prospectus dated May 8, 2002.

LIMITATION OF INCORPORATION BY REFERENCE

     In accordance with the general instruction B.2 of Form 8-K, the information in this report is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        REGAL ENTERTAINMENT GROUP


Date: FEBRUARY 3, 2003                  By: /s/ Peter Brandow
                                           ----------------------------------
                                           Name: Peter Brandow
                                           Title: Executive Vice President,
                                                  General Counsel and
                                                  Secretary